ELLIE MAE, INC.

Non-Employee Director Equity Compensation Policy

Amended March 23, 2015

1.General. This Non-Employee Director Equity Compensation Policy (the “Policy”) is adopted by the Board of Directors (the “Board”) in accordance with Section 12 of the Ellie Mae, Inc. 2011 Equity Incentive Award Plan (as amended from time to time, the “Plan”). Capitalized but undefined terms used herein shall have the meanings provided for in the Plan.

2.Board Authority. Pursuant to Section 12 of the Plan, the Board may adopt a written policy for the grant of Awards under the Plan to Non-Employee Directors, which policy is to specify, with respect to any such Awards, the type of Award(s) to be granted Non-Employee Directors, the number of shares of Common Stock (“Shares”) to be subject to such Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion.

3.Initial Equity Grants to Non-Employee Directors. Each person who is initially elected to the Board as a Non-Employee Director shall be eligible to be granted, on or following the date of such initial election the following Awards:

(i)Initial Restricted Stock Units. Such Non-Employee Director shall be granted a number of Restricted Stock Units equal to (x) one hundred and fifty thousand dollars ($150,000), divided by (y) the volume-weighted average closing trading price for a Share for the thirty (30) trading days prior to the date of such Non-Employee Director’s offer letter, rounded down to the nearest whole number of Shares (subject to adjustment as provided in Section 14.2 of the Plan) (“Initial Director RSUs”). Notwithstanding the foregoing, members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain members of the Board shall not receive a grant of Initial Director RSUs.

(ii)Pro Rata Annual Stock Option and RSU Grant. Such Non-Employee Director shall receive pro-rated Annual Director Equity Grants, as follows: (1) a Nonstatutory Stock Option to purchase a number of Shares equal to (x) one hundred thousand dollars ($100,000) divided by the Black-Scholes value of a Share as of the date of grant, as determined by the Company, multiplied by (y) the Pro Rata Fraction (the “Pro Rata Annual Stock Options”); and (2) a number of Restricted Stock Units equal to (x) one hundred thousand dollars ($100,000) divided by the volume-weighted average closing trading price for a Share for the thirty (30) trading days prior to the date of grant, multiplied by (y) the Pro Rata Fraction (“Pro Rata Annual RSUs” and together with the Pro Rata Annual Sock Options, the “Pro Rata Annual Director Equity Grants”),, in each case subject to adjustment as provided in Section 14.2 of the Plan.  For purposes of the Policy, the term “Pro Rata Fraction” means a fraction the numerator of which is the number of days between the date the Non-Employee Director joined the Board and the first (1st) anniversary of the immediately preceding annual meeting of stockholders, inclusive, and the denominator of which is three hundred and sixty five (365) days.

Members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain on the Board, to the extent that they are otherwise eligible, shall receive, after termination of employment with the Company, Pro Rata Annual Director Grants pursuant to this Section 3 (with the date of his or her initial election to the Board deemed to be for the purpose of this Section 3 the date of their termination of employment).
4.Subsequent Option and RSU Grants to Non-Employee Directors. Each person who is a Non-Employee Director immediately following an annual meeting of stockholders shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting a Nonstatutory Stock Option to purchase a number of Shares equal to one hundred thousand dollars ($100,000) divided by the Black-Scholes value of a Share as of the date of grant, as determined by the Company (“Annual Director Options”), plus a number of Restricted Stock Units equal to one hundred thousand dollars ($100,000) divided by the volume-weighted average closing trading price for a Share for the thirty (30) trading days prior to the date of grant (“Annual Director RSUs”) (each subject to adjustment as provided in Section 14.2 of the Plan) (together, the “Annual Director Equity Grants”). Members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain on the Board, to the extent that they are otherwise eligible, shall receive, after termination of employment with the Company, Annual Director Equity Grants pursuant to this Section 4 (so long as they are not an employee as of the date of the annual meeting of stockholders).

5.Terms of Options and RSUs Granted to Non-Employee Directors. The per share exercise price of each Option granted to a Non-Employee Director shall equal one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Each award of Initial Director RSUs shall vest and the Shares subject thereto distributed based upon a Non-Employee Director’s continued service to the Company as follows: 1/3rd of the Shares subject to the Award of Initial Director RSUs shall vest on each anniversary of the date of grant of such Award of Initial Director RSUs, such that the Initial Director RSUs shall be one hundred percent (100%) vested on the third (3rd) anniversary of the date of grant of such Initial Director RSUs. Each Pro Rata Annual Director Option shall vest and become exercisable based upon a Non-Employee Director’s continued service to the Company in equal monthly installments from the date of grant to the first (1st) anniversary of the date of the immediately preceding annual meeting of stockholders, such that the Pro Rata Annual Director Option shall be one hundred percent (100%) vested on the first (1st) anniversary of the date of the immediately preceding annual meeting of stockholders. Each award of Pro Rata Annual Director RSUs shall vest and the Shares subject thereto distributed based upon a Non-Employee Director’s continued service to the Company as follows: 100% of the Shares subject to the Award of Annual Director RSUs shall vest on the first (1st) anniversary of the immediately preceding annual meeting of stockholders. Each Annual Director Option shall vest and become exercisable based upon a Non-Employee Director’s continued service to the Company as follows: 1/12th of the Shares subject to the Annual Director Option shall vest on each monthly anniversary of the date of grant of such Annual Director Option, such that the Annual Director Option shall be one hundred percent (100%) vested on the first (1st) anniversary of the date of grant of such Annual Director Option. Each award of Annual Director RSUs shall vest and the Shares subject thereto distributed based upon a Non-Employee Director’s continued service to the Company as follows: 100% of the Shares subject to the award of Annual Director RSUs shall vest on the first (1st) anniversary of the date of grant of such Annual Director RSUs. Subject to Section 14.2 of the Plan, the term of each Option granted to a Non-Employee Director shall be ten (10) years from the date the Option is granted. No portion of an Option which is unexercisable at the time of a Non-Employee Director’s Termination of Service shall thereafter become exercisable.

6.Effect of Acquisition. Upon a Change in Control of the Company, all Options and all other stock options, Restricted Stock Units and other equity awards with respect to the Common Stock that are held by a Non-Employee Director shall become fully vested and/or exercisable.

7.Effect of Other Plan Provisions. The other provisions of the Plan shall apply to the Options granted automatically pursuant to this Policy, except to the extent such other provisions are inconsistent with this Policy.

8.Incorporation of the Plan. All applicable terms of the Plan apply to this Policy as if fully set forth herein, and all grants of Awards hereby are subject in all respect to the terms of such Plan.

9.Written Grant Agreement. The grant of any Option under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

10.Policy Subject to Amendment, Modification and Termination. This Policy may be amended, modified or terminated by the Board in the future at its sole discretion. No Non-Employee Director shall have any rights hereunder unless and until an Option is actually granted. Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

11.Effectiveness. This amended policy shall become effective as of March 23, 2015.

* * * * *